ISE Stockholders Approve Combination with Eurex

99.7 Percent of Voting Stockholders in Favor of Merger Agreement

NEW YORK, July 27, 2007 - International Securities Exchange Holdings, Inc. (NYSE: ISE) announced that stockholders at a special meeting held today voted to approve the merger agreement in which Eurex will acquire ISE. 99.7 percent of the stockholders who voted were in favor of the agreement. More than 67 percent of eligible shares were voted. Under the terms of the merger agreement announced on April 30, 2007, ISE stockholders will receive $67.50 in cash for each ISE share held. The results of the stockholder vote were certified by Broadridge Financial Solutions, Inc.

"Our affirmative stockholder vote is a significant milestone as ISE and Eurex move forward to combine our two businesses to create the leading transatlantic derivatives marketplace," said David Krell, ISE President and CEO. "We are very pleased that our stockholders support this combination, which is an important strategic step to grow ISE's business in the years ahead. Currently, we are continuing with the necessary steps to complete this transaction as promptly as possible so that we can move forward to the integration phase."

Andreas Preuss, CEO of Eurex and a member of the executive board of Deutsche Börse said, "The result of today's extraordinary general meeting marks an important step towards the anticipated creation of a market leader in individual equity, equity index and long-term interest rate derivatives worldwide. We are confident that this partnership will significantly enhance our global position in the derivatives markets. It will enable ISE and Eurex to offer trading efficiencies and access to a global product suite to our respective exchange members. After the transaction closes, we plan to integrate the two businesses as promptly as possible to deliver additional value to our shareholders and customers."

The transaction will create the leading transatlantic derivatives marketplace with significant USD and Euro product coverage and with significant operations and revenues in both the U.S. and Europe. Overall trading volume for the combined entity was 2.1 billion contracts in 2006. Eurex's and ISE's complementary member bases and product portfolios provide substantial growth opportunities across asset classes and national boundaries.

The affirmative stockholder vote satisfies a condition to the closing of the acquisition. The transaction also requires SEC approval. As previously announced, ISE and Eurex expect the transaction to close in the fourth quarter of 2007.

ISE Background

International Securities Exchange Holdings, Inc. (NYSE: ISE), through its subsidiaries, operates a family of innovative securities markets. ISE is founded on the principle that technology and competition create better, more efficient markets for investors and consists of an options exchange, a stock exchange and an alternative markets platform. ISE continually enhances its trading systems and develops new products to provide investors with the best marketplace and investment tools to trade smarter.

ISE developed a unique market structure for advanced screen-based trading systems and in May 2000 launched the first fully electronic US options exchange. Currently, ISE operates the world's largest equity options exchange. ISE offers index options, including a portfolio of proprietary index products, and enhanced market data products for sophisticated investors. ISE FX Options (SM) launched in the second quarter of 2007.

ISE Stock Exchange, launched in September 2006, is a completely electronic marketplace and the only dual structure platform that integrates a dark pool, MidPoint Match (SM), with a fully displayed stock market. Midpoint Match is a proprietary, non-displayed market that trades equity securities at the midpoint between the National Best Bid and Offer (NBBO).

ISE's alternative markets business currently consists of an events market trading platform known as Longitude. Longitude's patented and proprietary technology provides a unique parimutuel structure for derivatives auctions which results in greater trading and pricing flexibility for market participants.

For more information about ISE, visit www.ise.com.

CONTACT:

ISE

Media:

Molly H. McGregor

International Securities Exchange

212-897-0275

mmcgregor@ise.com

Investors:

Thomas Gibbons

International Securities Exchange

212-897-8167

tgibbons@ise.com

Eurex/Deutsche Börse

Media:

Walter Allwicher/Heiner Seidel

+49-69-21 11 15 00

Bill Ferri (Intermarket Communications)

212-754-5428

Investors:

Eric Müller/Jan Strecker

+49-69-21 11 47 91

Certain matters discussed in this press release are "forward looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements, to be materially different from those contemplated by the forward looking statements. We undertake no ongoing obligation, other than that imposed by law, to update these statements. Factors that could affect our results, levels of activity, performance or achievements and cause them to materially differ from those contained in the forward looking statements can be found in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q.

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